EXHIBIT 99.2

FINAL TRANSCRIPT

Jan. 20. 2006 / 8:30AM, OSCI - Oscient Conference Call

CORPORATE PARTICIPANTS

Steve Rauscher

Oscient Pharmaceuticals Corporation—CEO and President

Dr. Gary Patou

Oscient Pharmaceuticals Corporation—Member, Board of Directors

CONFERENCE CALL PARTICIPANTS

Lucy Lu

First Albany Capital—Analyst

Derek Jellinek

Roth Capital—Analyst

Jason Zhang

Prudential Equity Group—Analyst

PRESENTATION

Operator

At this time, I would like to welcome everyone to the Oscient Pharmaceuticals conference call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question-and-answer session. (OPERATOR INSTRUCTIONS) I will now turn the call over to Oscient Pharmaceuticals.

Unidentified Company Representative

Good morning and thank you to all attending the call this morning. Oscient Pharmaceuticals would like to remind investors that this call may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding future discussions with the FDA regarding the ABS claim and the timing of any future filings for Factive for ABS; the acceptance by the FDA of any such filings; our continued to pursuit of the approval for the use of Factive for the treatment of ABS; and our ability to demonstrate a favorable risk-benefit profile for Factive in the treatment ABS.

These statements represent among other things the expectations, beliefs, plans, and objectives of management and/or assumptions underlying our judgments concerning matters discussed in this document. Forward-looking statements typically are identified by use of terms such as may, will, should, plan, expect, intend, anticipate, estimate, and similar words, although some forward-looking statements are expressed differently.

We do not plan to update these forward-looking statements, and you should be aware that our actual results could materially differ from those contained in the forward-looking statements due to a number of risks affecting our business.

These risks include, but are not limited to, the recently filed SNDA for a five-day CAP may not be approved by the FDA; refusal by the FDA to accept any future submissions for Factive for ABS; and the delay or our inability to obtain additional regulatory approvals for our products and product candidates due to negative or inconclusive, insufficient results in ongoing or future clinical trials; the FDA requiring additional information or data; delays in the progress of ongoing clinical trials; safety concerns arising from our products or product candidates with disputes in third parties, for whom we license our products or product candidates.

Additional factors that could cause actual results to materially differ from those projected or suggested in any forward-looking statements are described under the heading Factors Affecting Future Operating Results in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2005, and in other filings that we make with the SEC from time to time. With that, I would like to turn the call over to Steve Rauscher.

Steve Rauscher —Oscient Pharmaceuticals Corporation—CEO and President

1

FINAL TRANSCRIPT

Jan. 20. 2006 / 8:30AM, OSCI - Oscient Conference Call

Good morning, and thank all of you for joining us on the call this morning. Earlier this morning, we issued a news release announcing that the FDA has accepted our supplemental New Drug Application filing for the potential five-day treatment of community-acquired pneumonia, or CAP, with Factive tablets, but — both surprisingly and disappointingly — has refused to accept our filing for the five-day treatment of acute bacterial sinusitis, or ABS.

As we have discussed and also disclosed in the past, the FDA does have the ability to refuse to file drug applications, NDAs, and supplementary New Drug Applications within 60 days of their submission.

With regard to our five-day sNDA for community-acquired pneumonia, the FDA has granted a standard 10-month review period and is expected to act on the filing by the end of September 2006. Of course, the acceptance of the filing does not assure its ultimate approval.

As a reminder, Factive is currently approved by the FDA for the five-day treatment of acute bacterial exacerbations of chronic bronchitis and for the currently seven-day treatment of mild to moderate community-acquired pneumonia. We remain committed to strengthening Factive’s competitive position in the marketplace.

In its refusal to accept the supplementary New Drug Application filing for ABS, the FDA indicated that Factive did not exhibit an acceptable risk-benefit profile for the ABS indication. In addition, the FDA expressed the opinion that demonstrating an acceptable risk-benefit profile for Factive in acute bacterial sinusitis was not feasible, given the FDA’s view of the potential risk of rash in those patients.

We have worked diligently with the FDA to compile an application that included supplemental clinical data and post-marketing safety experience, as well as a commitment to conduct additional post-marketing or post-approval surveillance. We did that in order to assemble a submission that we believe would support approval of Factive for ABS.

We are going to continue to pursue short-course indications, and we will dialogue with the FDA to seek to identify a path that would allow us to file for the ABS indication.

We’re going to be opening up the call for questions. Before that, I would like to introduce Dr. Gary Patou, a member of Oscient’s Board of Directors. As most of you know, Gary has been involved in Factive for many years.

He directed the original clinical development program of Factive while he was at SmithKline Beecham; and he ultimately led the effort that resulted in approval of Factive while he was serving as President of Genesoft, a predecessor company to Oscient Pharmaceuticals. So he is well suited to provide all of you with a brief overview of the clinical development history of Factive. Gary?

Dr. Gary Patou —Oscient Pharmaceuticals Corporation—Member, Board of Directors

Thank you, Steve. To help put today’s events into context, let me take you back through the regulatory history of Factive, familiar territory to many of you. The original developer of this drug, SmithKline Beecham, filed for multiple indications including community-acquired pneumonia, acute exacerbations of chronic bronchitis, and ABS, sinusitis, several years ago.

The FDA did not approve the drug at that time on the basis of concerns about a high incidence of a drug rash than observed with other fluoroquinolones. SmithKline Beecham then conducted additional studies to characterize the rash, but ultimately decided to return the rights to the drug back to LG Life Sciences following its merger with Glaxo.

The subsequent sponsor, Genesoft, one of the predecessor companies that formed Oscient, resubmitted an NDA for approval but only for the indications of community-acquired pneumonia and acute exacerbations of chronic bronchitis, the two most serious infections.

Now, all along, our strategy on acute bacterial sinusitis was to accumulate important post-marketing data to supplement our clinical experience with the drug. The NDA was reviewed at an FDA advisory committee in March of 2003, where all the rash data were explored over the course of a full day’s deliberation.

Now, the advisory committee came to the conclusion that the drug should be recommended for approval for the two indications it was considering; that was pneumonia and bronchitis. The drug was subsequently approved by the FDA in April 2003.

2

FINAL TRANSCRIPT

Jan. 20. 2006 / 8:30AM, OSCI - Oscient Conference Call

Now, turning back to our pursuit of an ABS claim, the original clinical development program included 7,000 patients with approximately 1,800 patients in the acute bacterial sinusitis trials. Today, we estimate that several hundred thousands of patients have actually been treated with Factive since launch.

With the pharmacovigilance experience based on the hundreds of thousands of usages of this drug we have collected since launch, and as well as the clinical data from the Phase III five-day pneumonia study that we recently conducted, we believed that we had assembled a strong supplement to the original clinical development program.

Additionally, we engaged with the Agency in the discussion about the design and execution of a new post-marketing surveillance study for acute bacterial sinusitis and expressed our willingness to conduct such a program, similar in fact to how we have implemented the post-marketing surveillance study for the community-acquired pneumonia and bronchitis indications.

This information was included in our supplemental NDA filing in November of last year. Needless to say, we’re very surprised by the FDA’s decision to refuse to review our file. We will clearly seek to discuss with the FDA their response to our submission. With that summary, I will turn the call back to Steve.

Steve Rauscher —Oscient Pharmaceuticals Corporation—CEO and President

Thank you, Gary. Gary and I would add happy to answer any questions that investors may have. This is fresh information. We received this information from the FDA only yesterday. So we will attempt to answer as many of your questions as we can this morning. With that, I would like to turn it back over to An-Li. Could you please begin the polling process?

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS) Lucy Lu with First Albany.

Lucy Lu —First Albany Capital—Analyst

Just two of them, the first one is, I am just wondering given your post-marketing surveillance, is the rash rate consistent with the label and your past experience in terms of both the incidence, duration, and also severity of the rash?

The second question is, without ABS indication, can you still find a partner eventually for Factive? And just how important is ABS indication for finding a partnership? Thank you very much.

Steve Rauscher —Oscient Pharmaceuticals Corporation—CEO and President

Okay, first of all, good morning, Lucy. On the post-marketing experience, as Gary mentioned, there’s several hundred thousand patients have been treated with Factive, and we have a very active drug safety and pharmacovigilance surveillance effort underway.

Now, reporting from the public on side effects is actually quite a bit lower than what you experience in clinical trials. So the rate of reporting is actually quite low, and is much lower than what we experienced in the actual clinical trials. That is generally the case with post-marketing surveillance.

But certainly, we haven’t seen anything in our post-marketing surveillance that was inconsistent with what we saw in the original clinical development program.

3

FINAL TRANSCRIPT

Jan. 20. 2006 / 8:30AM, OSCI - Oscient Conference Call

Just a reminder; what we saw in the original clinical development program was the incidence of rash was clearly correlated with duration of patient exposure. So that at five-days of treatment, the rate of rash exposure was under 2%, but it increased when patients were treated for longer periods of time. That is one of the motivating factors for us in pursuing short-course therapy for Factive.

The second question you asked was about, what is the commercial impact of an acute bacterial sinusitis claim? The impact of that on Factive sales is a little challenging to quantify, but I will give you a couple of things to put it in perspective.

About 25% of the quinolone prescriptions for respiratory tract infections are for acute bacterial sinusitis. So obviously, an approval for a label claim for ABS does allow us to promote for that claim; and that helps improve our sales. So that is one of the reasons why we’re going to continue to seek to identify a path with the FDA that would help us find a way to seek approval.

But it should be noted that this Zithromax, a product from Pfizer, which was a very large product prior to its patent expiration recently, was approved in 1992. It did not receive an approval for acute bacterial sinusitis until 2004, 12 years after it was on the marketplace. By that time it was already a $1 billion drug.

So while ABS is important, we clearly believe that Factive can be a commercial success even if we are unable to promote that indication. Now how that will impact a partnership, downstream, is hard to identify at this point in time.

I should point out, as we have previously disclosed, our focus right now on Factive partnerships is for the ex-US territories. We have rights to Factive in the United States, Mexico, Canada, and Europe. Our focus right now is looking for licensees in Mexico, Canada, and Europe. So right now it is unclear what the impact might be on a partnership.

Operator

Derek Jellinek with Research Analyst (sic).

Derek Jellinek —Roth Capital—Analyst

Could you possibly tell us how you can make the FDA comfortable with the potential risk for rash in ABS, given such the extensive clinical data set as well as your Phase IV program?

Steve Rauscher —Oscient Pharmaceuticals Corporation—CEO and President

Let me comment first that we obviously worked pretty diligently with the FDA to compile an application that included a lot of experience. But we don’t have enough color on exactly what the path is. So we’re going to have to sit down again with the FDA and seek a dialogue with them that would identify a path.

Right now, it is difficult for me to speculate on exactly what that path might be. While they have expressed their opinion on this, we don’t necessarily think that this should also be reflective of any of the risk versus benefit profile for other approved claims. I don’t know, Gary, if you want to add anything to that at this point.

Dr. Gary Patou —Oscient Pharmaceuticals Corporation—Member, Board of Directors

No. Well, just to reiterate, they have accepted the file for the review for the five-day community-acquired pneumonia claim.

Derek Jellinek —Roth Capital—Analyst

Right, but specifically for ABS are you guys going to pursue that? Gary, you said possibly a new Phase IV study?

Dr. Gary Patou —Oscient Pharmaceuticals Corporation—Member, Board of Directors

4

FINAL TRANSCRIPT

Jan. 20. 2006 / 8:30AM, OSCI - Oscient Conference Call

We did propose in the context of the file we had just submitted that we conducted additional post-marketing studies following approval of that indication. That was in fact in the application we had just submitted.

Steve Rauscher —Oscient Pharmaceuticals Corporation—CEO and President

Derek, let me just kind of add that again we received this communication from FDA yesterday. We want to be as transparent as possible, and we wanted to respond as quickly as possible, so we issued the news release and held the call today.

But we can’t really comment on specific actions that we would plan to undertake with the FDA to advance pursuit of the claim, until we have a meeting with them to gain some additional clarification on the document which we received from them yesterday.

So we will update investors when we have the ability to do that. But it is just too early right now to be able to speculate on what that will be.

Derek Jellinek —Roth Capital—Analyst

Sure, one more question if I could. In CAP, do you believe the small number of MDRSP isolates in the Phase IV — sorry, Phase III program will be enough to get the MDRSP label claim?

Steve Rauscher —Oscient Pharmaceuticals Corporation—CEO and President

You’re talking about the MDRSP label claim for a five-day treatment for community-acquired pneumonia?

Derek Jellinek —Roth Capital—Analyst

That’s right.

Steve Rauscher —Oscient Pharmaceuticals Corporation—CEO and President

At this time, we don’t know. Again, we have only had the file accepted for review by FDA. So discussions on label claims and specifically for the label claims as they relate to MDRSP, it would be pretty premature for me to speculate on that at this time.

Derek Jellinek —Roth Capital—Analyst

Sure, okay. Thanks a lot.

Operator

Jason Zhang with Prudential Equity Group.

Jason Zhang —Prudential Equity Group—Analyst

Usually when you get a refusal to file, you typically have some disagreement with the FDA, with regards to the format, the data points, or the conclusion. Since you have such a long history with this drug and some of the trials conducted by GlaxoSmithKline, so I’m a little surprised that they didn’t even agree to look at the data. But what do you think was the reason, other than deciding the high rash rate, for this refusal?

Steve Rauscher —Oscient Pharmaceuticals Corporation—CEO and President

5

FINAL TRANSCRIPT

Jan. 20. 2006 / 8:30AM, OSCI - Oscient Conference Call

Let me first point out that we recognize that the FDA is currently in a difficult spot and that the goalposts for the FDA are being moved on a regular basis. They come under scrutiny for not approving some drugs that might provide benefit, and then they turnaround and they get criticized for approving drugs if there is a side effect that emerges post-approval. So they’re a little bit in a tough spot.

That being said, you’re right. A refusal to file is usually around some disagreement on data formatting. That is not the case here. It is an issue that relates to what is the body of evidence that would need to be required in a post-marketing context that would enable them to get comfortable with the risk-benefit profile in this specific indication; and their view and opinion that that is not feasible for us to be able to do.

So again, we haven’t had our meeting with them. It is an unusual circumstance, and we were a little surprised. Not a little surprised, a great deal surprised, that there was a refusal to file on this basis. It is a little bit unusual.

Jason Zhang —Prudential Equity Group—Analyst

And we all know there is a new Office of Drug Safety. It is part of the decision made by the office, or it is mostly from the side of drug approval?

Steve Rauscher —Oscient Pharmaceuticals Corporation—CEO and President

I may let Gary comment on this, but we do know that the division that we were dealing with, as part of our discussions with them, did have a consultation with the Office of Drug Safety. We, ourselves, did not have direct interaction with the Office of Drug Safety. But the division did.

We do not know exactly what the substance was of those discussions. Gary, I don’t know if you have anything else that we can add on that.

Dr. Gary Patou —Oscient Pharmaceuticals Corporation—Member, Board of Directors

No, only that at the end of the day, the dialogue we have and the communication that any sponsor gets back from the Agency, in my experience, at least, has been back through the original division that approved the drug. So in this case, it is the special pathogens division.

Jason Zhang —Prudential Equity Group—Analyst

Thanks.

Operator

(OPERATOR INSTRUCTIONS) At this time, there are no further questions.

Steve Rauscher —Oscient Pharmaceuticals Corporation—CEO and President

Okay, again I want to thank everybody for joining us on the call today. It was relatively sudden information. I wanted to make sure that we were as transparent and acted as quickly as possible. We will continue to pursue dialogues with the FDA to find a way forward or seek to find a way forward on the ABS claim.

As we are able to give you additional information, we will let you know on the progress of our discussions. We do look forward to our conference call on our first-quarter results, which will be held on the 6th of March, and we look forward to giving you an update on our recent results at that call. Thank you again for joining us today.

Operator

This concludes today’s Oscient Pharmaceuticals Corporation conference call. You may now disconnect.

6

FINAL TRANSCRIPT

Jan. 20. 2006 / 8:30AM, OSCI - Oscient Conference Call

DISCLAIMER

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

7